Exhibit 99.1

W. P. Carey & Co. LLC

Supplemental Unaudited Operating and Financial Data

As of June 30, 2012

Important Disclosures About this Supplemental Package

As used in this supplemental package, the terms “W. P. Carey,” “WPC LLC,” “we,” “us” and “our” include W. P. Carey & Co. LLC, its consolidated subsidiaries and predecessors, unless otherwise indicated. “W. P. Carey Inc.” and “WPC INC” means the combined successor company following our proposed merger (the “Merger”) with Corporate Property Associates 15 Incorporated (“CPA®:15”). “GAAP” means generally accepted accounting principles in the United States. “CPA® REITs” means CPA®:15, Corporate Property Associates 16 – Global Incorporated (“CPA®:16 – Global”) and Corporate Property Associates 17 – Global Incorporated (“CPA®:17 – Global”). The “REITs” means the CPA® REITs and Carey Watermark Investors Incorporated (“CWI”). Corporate Property Associates 14 Incorporated (“CPA®:14”) was part of the CPA® REITs until its merger with a subsidiary of CPA®:16 – Global on May 2, 2011 (the “CPA®:14/16 Merger”).

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, funds from operations - as adjusted (“AFFO”) and total adjusted revenue. A description of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP measures are provided in this supplemental package.

Cautionary Statement Concerning Forward-Looking Statements:

Certain of the matters discussed in this communication contain forward-looking statements within the meaning of the Federal securities laws. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,”“ “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast,” and other comparable terms. These statements are based on the current expectations of the management of W. P. Carey and W. P. Carey Inc. (the “Company”). A number of factors could cause the Company’s actual results, performance or achievement to differ materially from those anticipated. Among those risks, trends and uncertainties are the risks associated with the merger of W.P. Carey with and into W.P. Carey Inc. and simultaneous conversion to a REIT and the merger of W. P. Carey and CPA®:15; general economic climate; the supply of and demand for office and industrial properties; interest rate levels; the availability of financing; and other risks associated with the acquisition and ownership of properties, including risks that the tenants will not pay rent, or that costs may be greater than anticipated. For further information on factors that could impact W. P. Carey and the Company, reference is made to W. P. Carey’s and the Company’s filings with the Securities and Exchange Commission (the “SEC”). Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey and the Company do not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

W. P. CAREY & CO. LLC

Supplemental Unaudited Operating and Financial Data

As of June 30, 2012

Contents	Page No.

Highlights
Company Overview	1
Key Operational Metrics	2

Financial Information
Unaudited Pro Forma Consolidated Balance Sheet	3-6
Unaudited Combined Income Statement	7
Reconciliation of Net Income to Funds from Operations - as Adjusted (AFFO)	8-10
WPC Inc Reconciliation of Net Income to Funds from Operations - as Adjusted (AFFO)	11-12
Reconciliation of Net Income to EBITDA	13-14
WPC Inc Reconciliation of Net Income to Adjusted EBITDA	15
Adjusted Revenue	17-19

Capitalization
Financial and Operational Statistics	20
Portfolio Debt Overview	21
Detailed Debt Summary	22-24
CPA REITs	25
Joint Venture Information	26

WPC INC Portfolio Information
Portfolio Analysis - Rent Contribution and Historical Occupancy	27
Portfolio and Diversification Analysis by Property Type	28
Portfolio and Diversification Analysis by Tenant Industry	29
Portfolio and Diversification Analysis by Geography	30
Portfolio Lease Maturity Analysis	31

W. P. Carey 2012 Investment Activity
Acquisitions	32
Dispositions	33

APPENDIX A	34

W. P. CAREY & CO. LLC

Company Overview

June 30, 2012

Key Company Contacts
Trevor P. Bond	President, Chief Executive Officer and a Director
Mark J. DeCesaris	Managing Director, Chief Financial Officer and a Director
Thomas E. Zacharias	Managing Director, Chief Operating Officer
Susan C. Hyde	Managing Director, Director of Investor Relations

Executive Offices
50 Rockefeller Plaza
New York, NY 10020
Tel: 1-800-WPCAREY or (212) 492-1100
Fax: (212) 492-8922
Web Site Address: www.wpcarey.com

Trading Symbol
NYSE: WPC

Analyst Coverage
Daniel P. Donlan	Janney Montgomery Scott LLC
215-665-6476
ddonlan@janney.com

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W. P. CAREY & CO. LLC

Key Operational Metrics (UNAUDITED)

As of June 30, 2012

	WPC LLC	CPA 15	WPC INC
AFFO/MFFO(b) ($m)(a)	$135.8	$115.1	$256.7
Per share	$3.33	$0.88	$3.72
Pro Rata Adjusted EBITDA ($m)(a)	$219.2	$187.0	$391.4
Per share	$5.37	$1.42	$5.67
Annualized Contractual Minimum Base Rent ($m)	$84.7	$219.4	$304.1
Weighted Avg. Lease Term	6.4	9.9	8.9
Number of Properties	148	305	429
Square Footage (m)	11.6	27.5	39.1
Weighted Avg. Occupancy	94.4%	99.1%	97.6%
Top 10 Tenant Concentration	54.8%	48.3%	38.5%
% of Investment Grade Tenants	47.0%	24.0%	30.4%

  (a) Based on annualized YTD June 2012 results.

  (b) Modified Funds from Operations (“MFFO”) is a non-GAAP measure used by CPA®:15 to evaluate its performance against other non-listed REITs.

     Basis of Presentation

•	“WPC LLC” and “CPA 15” represent the actual results for the six months ended June 30, 2012 or the current position as of June 30, 2012.
•	“WPC INC” represents the combined results for the six months ended June 30, 2012 or the pro forma position as of June 30, 2012, had the merger occurred on January 1, 2012.
•	All portfolio information contained herein is based on pro rata annualized contractual minimum based rent and pro rata square footage.

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W. P. CAREY & CO. LLC

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

This unaudited pro forma consolidated balance sheet should be read in conjunction with the unaudited balance sheet of W. P. Carey and CPA®:15 as of the six months ended June 30, 2012 and the audited balance sheet of W. P. Carey and CPA®:15 as of the year ended December 31, 2011, including the notes thereto.

The unaudited pro forma consolidated balance sheet (i) is based on available information and assumptions that management deems reasonable; (ii) is presented for informational purposes only; (iii) does not purport to be indicative of W. P. Carey Inc.’s future financial position; and (iv) does not purport to represent the financial position that would actually have occurred assuming completion of the activities and transactions described below had occurred on June 30, 2012, for the pro forma consolidated balance sheet.

The unaudited pro forma balance sheet as of June 30, 2012 reflects W. P. Carey Inc.’s results as if the following activities and transactions have been assumed to have occurred simultaneously as of such date:

1)	W. P. Carey will be converted to a REIT through a series of steps including the merger of W. P. Carey with and into W. P. Carey Inc., a wholly-owned subsidiary of W. P. Carey, with W. P. Carey Inc. surviving the merger. These transactions have no impact on the unaudited pro forma consolidated balance sheet.

2)

W. P. Carey Inc. will merge with CPA®:15 and acquire the 92.1% equity interest in CPA®:15 it does not already own in exchange for cash and rights to newly issuable W. P. Carey Inc. shares in accordance with the exchange agreement. Under the terms of the proposed merger, CPA®:15 stockholders will receive $1.25 in cash and 0.2326 of W. P. Carey Inc.’s common stock for each CPA®:15 share at closing. The pro forma purchase price consideration of $1,449.2 million ($151.5 million of cash and $1,297.7 million in stock) is based on W. P. Carey’s share price at July 23, 2012 of $46.08. W. P. Carey’s share price is subject to change, which would impact the total consideration required to be paid by W. P. Carey in the Merger. A one cent variance in W. P. Carey’s stock price would change the stock consideration by approximately $0.3 million.

3)	W. P. Carey Inc., as the acquirer, will account for the Merger as a business combination and the assets acquired and liabilities assumed of CPA®:15 will be recorded at their estimated fair values.

4)

Simultaneous with the REIT Conversion, W. P. Carey is expected to draw down on a term loan of $175.0 million. This loan is expected to be used for the cash consideration to acquire the remaining equity interests of CPA®:15 and repay a portion of W. P. Carey’s pre-existing line of credit. The term loan is expected to have an effective interest rate of approximately 2.418% after consideration of the amortization of approximately $1.9 million in loan closing costs. In the event that W. P. Carey is not able to draw down on the term loan, it will draw on its existing line of credit to pay the cash component of the Merger Consideration. The interest rate under the existing line of credit is not materially different than the interest rate under the contemplated term loan.

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W. P. CAREY & CO. LLC

W. P. CAREY INC. UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

As of June 30, 2012

($ in thousands)

	WP Carey & Co, LLC (A)	Corporate Property Associates 15 Incorporated (A)	Pro Forma Adjustments		W. P. Carey Inc. Pro Forma Consolidated
				(Notes)
Assets
Investments in real estate:

Real estate, at cost	$ 595,920	$ 1,776,222	$ (153,395)	B	$ 2,218,747
Operating real estate, at cost	110,028	-	-		110,028
Accumulated depreciation	(127,139)	(311,711)	311,711	B	(127,139)

Net investments in properties	578,809	1,464,511	158,316		2,201,636
Net investments in direct financing leases	57,872	278,876	77,406	B	414,154
Equity investments in real estate and CPA REITs	552,552	191,297	48,785	B	651,403
			(93,638)	B(viii)
			(47,593)	B(ix)

Net investments in real estate	1,189,233	1,934,684	143,276		3,267,193

Cash and cash equivalents	39,800	190,515	-	B	138,946
			173,138	E
			(151,507)	E
			(113,000)	E
Due from affiliates	33,908	-	(2,550)	C	31,358
Intangible assets and goodwill, net	121,402	132,445	559,493	B	910,428
			97,088	B(iii)
Other assets, net	54,272	119,220	(42,679)	B(v)	132,675
			1,862	E

Total assets	$ 1,438,615	$ 2,376,864	$ 665,121		$ 4,480,600

Liabilities and Equity
Liabilities:
Non-recourse and limited-recourse debt	$ 346,532	$ 1,221,169	$ 23,210	B	$ 1,590,911
Line of credit	233,160	-	175,000	E	295,160
			(113,000)	E
Accounts payable, accrued expenses and other liabilities	62,948	39,514	-	B	122,905
			20,443	D
Prepaid and deferred rental income and security deposits	-	56,043	39,027	B(ii)	91,190
			(3,880)	B(v)
Due to affiliates	-	14,480	(14,480)	B(iv)	-
Income taxes, net	37,652	-	1,875	G	39,527
Distributions payable	22,960	23,990	-	B	45,055
			(1,895)	C

Total liabilities	703,252	1,355,196	126,300		2,184,748

Redeemable noncontrolling interest and common stock	6,788	-	85,000	F	91,788

Equity:
Common stock	798,036	148	(148)	F	713,036
			(85,000)	F
Additional paid-in capital	-	1,383,197	(1,383,197)	F	1,297,697
			1,297,697	A
Distributions in excess of accumulated earnings	(99,653)	(362,079)	362,079	F	(92,037)
			22,315	B(viii)
			8,271	B(ix)
			(20,443)	D
			(652)	C
			(1,875)	G
Deferred compensation obligation	7,691	-	-		7,691
Accumulated other comprehensive loss	(11,096)	(20,658)	20,658	F	(11,096)
Less treasury stock	-	(176,031)	176,031	F	-

Total stockholders’ equity	694,978	824,577	395,736		1,915,291

Noncontrolling interests	33,597	197,091	58,085	B	288,773

Total equity	728,575	1,021,668	453,821		2,204,064

Total liabilities and equity	$ 1,438,615	$ 2,376,864	$ 665,121		$ 4,480,600

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NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

A.

Amounts derived from the unaudited consolidated financial statements of W. P. Carey and CPA®:15 as of the six months ended June 30, 2012. The combined purchase price consideration of $151.5 million in cash and $1,297.7 million in W. P. Carey Inc. common stock, excludes the pre-existing equity ownership of W. P. Carey in CPA®:15 of approximately 7.9% as of June 30, 2012.

B.

The allocation of the purchase price consideration shown below is based on preliminary estimates and is subject to change based on the final determination of the fair value of CPA®:15’s assets acquired and liabilities assumed and W. P. Carey’s share price on settlement date.

	CPA®:15 Historical (A)	Pro Forma Adjustments	Fair Value of CPA®:15 Assets Acquired and Liabilities Assumed

Assets
Real estate (i)	$ 1,776,222	$ (153,395)	$ 1,622,827
Accumulated depreciation (i)	(311,711)	311,711	-
Net investments in direct financing leases (i)	278,876	77,406	356,282
Equity investments in real estate and CPA REITs (i)	191,297	48,785	240,082
Cash and cash equivalents	190,515	-	190,515
Intangible assets (ii)	132,445	559,493	691,938
Goodwill (iii)	-	97,088	97,088
Other assets (v)	119,220	(42,679)	76,541

Total assets	$ 2,376,864	898,409	$ 3,275,273

Liabilities and Equity
Non-recourse and limited-recourse debt (vi)	1,221,169	23,210	1,244,379

Accounts payable, accrued expenses and other Liabilities	39,514	-	39,514
Prepaid and deferred rental income and security deposits (iia), (v)	56,043	35,147	91,190
Due to affiliates (iv)	14,480	(14,480)	-
Distributions payable	23,990	-	23,990

Total Liabilities	1,355,196	43,877	1,399,073

Noncontrolling interest (i)	197,091	58,085	255,176

Total Equity	$ 824,577	$ 796,447	$ 1,621,024

Non-controlled ownership interest at fair value (vii)			$1,449,207
Existing ownership interest at fair value (viii)			115,953
Existing jointly held interests at fair value (ix)			55,864

Total Equity			$1,621,024

i.	Reflects adjustments to record assets acquired and liabilities assumed at their estimated fair value.
ii.	Intangible assets identified in the transaction have been allocated as follows:

	Historical cost - net	Fair Value	Net Adjustment
In-place lease/tenant relationships	$103,529	$ 418,955	$ 315,426
Above-market leases	28,916	272,983	244,067

Total intangibles	$ 132,445	$ 691,938	$ 559,493
Below-market leases (a)	$ 11,306	$ 50,333	$ 39,027

(a)	Below-market lease intangibles are included in Prepaid and deferred rental income and security deposits.

iii.	Reflects the difference between the estimated purchase price and estimated fair value of the assets acquired and liabilities assumed. A one cent variance in W. P. Carey’s stock price would change this amount by approximately $0.3 million.

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iv.	Reflects an adjustment to eliminate the balances CPA®:15 has with W. P. Carey, as all such amounts would have been eliminated in consolidation had the merger occurred on June 30, 2012.
v.	Reflects an adjustment to eliminate assets of unamortized straight-line rents ($37.1 million) and deferred financing costs ($5.5 million) within Other assets. A liability for deferred rent of $3.9 million is eliminated from Prepaid and deferred rental income and security deposits.
vi.	Reflects an adjustment to record mortgage notes assumed at their estimated fair value.
vii.	Reflects the cost to acquire the 92.1% equity interest in CPA®:15 that W.P. Carey does not already own.
viii.	Prior to the Merger, W. P. Carey held an equity interest in CPA®:15 of approximately 7.9% which had a carrying value of $93.6 million. This adjustment reflects the acquisition of a controlling interest resulting in a gain of $22.3 million as that equity interest was fair valued at $115.9 million.
ix.	Prior to the conversion of W.P. Carey to a real estate investment trust (“REIT”), W. P. Carey had non-controlling interests in four joint ventures and a tenancy-in-common property majority owned by CPA®:15. This adjustment eliminates the carrying value of W. P. Carey’s prior interests ($47.6 million). The acquisition of the controlling interest was recorded at its fair value of $55.9 million, resulting in a gain of $8.3 million.

C.	Reflects the elimination of W. P. Carey’s balances with CPA®:15 as of June 30, 2012.

D.	Included in Accounts payable, accrued expenses and other liabilities is a $20.4 million accrual for estimated costs to be incurred with the merger of CPA®:15 with and into one of W. P. Carey’s subsidiaries, W.P. Carey Inc. (the “Merger”) and the merger of W.P. Carey with and into W.P. Carey Inc. (the “REIT Conversion”).

E.	Simultaneous with the Merger, W. P. Carey is expected to draw down on term loan of $175.0 million, net of $1.9 million in loan closing costs. The term loan is expected to be used for the cash consideration to acquire the outstanding equity interests of CPA®:15 ($151.5 million). Additionally, approximately $113.0 million of the outstanding cash of the consolidated entity will be used to repay a portion of W. P. Carey’s pre-existing line of credit. The term loan is expected to have a stated interest rate of 2.00% and an effective interest rate of approximately 2.37% after consideration of the loan closing costs. In the event that W.P. Carey is not able to draw down on the term loan, it will draw on its existing line of credit to pay the cash component of the Merger consideration. The interest rate under the existing line of credit is not materially different than the interest rate under the contemplated term loan.

F.	Reflects elimination of CPA®:15’s acquired equity. In July 2012, we entered into a number of agreements with the Estate of Wm. Polk Carey (the “Estate”), our Chairman and founder who passed away on January 2, 2012, including a voting agreement (the “Voting Agreement”) pursuant to which the Estate and W. P. Carey & Co., Inc., a wholly-owned corporation of the Estate (“HoldCo” and together with the Estate, the “Estate Shareholders”) have the right but not the obligation to sell to W. P. Carey and W. P. Carey Inc. up to an aggregate amount of Eighty-Five Million Dollars ($85,000,000) of W. P. Carey listed shares and W. P. Carey Inc. common stock owned by the Estate Shareholders (“Stock Repurchase”). The acquisition of the shares and use of cash has not been reflected in the unaudited pro forma financial information. W.P. Carey has reclassified $85,000,000 of its permanent equity to redeemable non-controlling interest and common stock within the pro forma consolidated balance sheet to reflect its potential cash obligation that is outside of its control. W.P. Carey has not recognized a liability for the Stock Repurchase as the fair value was not material based upon the terms of the agreement.

G.	The $1.9 million adjustment to distributions in excess of accumulated earnings reflects the tax expense related to the recognition of deferred revenue as of June 30, 2012.

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W. P. CAREY & CO. LLC

UNAUDITED COMBINED INCOME STATEMENT

(HISTORICAL BASIS)

For the Six Months Ended June 30, 2012

(in thousands)

	Historical WPC LLC(a)	Historical CPA ®15(b)	Adjustments	Notes	Combined Company on historical basis
Revenues
Asset management revenue	31,238	-	(12,419)	c	18,819
Structuring revenue	11,260	-	-		11,260
Wholesaling revenue	7,867	-	-		7,867
Reimbursed costs from affiliates	39,221	-	(1,998)	c	37,223
Lease revenues	34,859	98,708	1,908	d	135,475
Other real estate income	12,984	-	-		12,984
Interest income from direct financing leases	-	14,471	-		14,471
Other operating income	-	7,962	-		7,962
Total revenues	137,429	121,141	(12,509)		246,061
Operating Expenses
General and administrative	(53,491)	(7,104)	8,553	c,e	(52,042)
Reimbursable costs	(39,221)	-	-		(39,221)
Depreciation and amortization	(13,528)	(24,659)	(352)	d	(38,539)
Property expenses	(5,989)	(18,060)	12,418	c	(11,631)
Other real estate expenses	(4,930)	-	-		(4,930)
Impairment charges	(3,660)	-	-		(3,660)
Total operating expenses	(120,819)	(49,823)	20,619		(150,023)
Other Income and Expenses
Other interest income	658	1,483	20		2,161
Income from equity investments in real estate and the REITs	42,331	9,938	(22,022)	d,f	30,247
Other income and (expenses)	1,524	3,754	-		5,278
Interest expense	(14,591)	(36,615)	(453)		(51,659)
Total other income and expenses	29,922	(21,440)	(22,455)		(13,973)
Income from continuing operations before income taxes	46,532	49,878	(14,345)		82,065
Benefit from (provision for) income taxes	187	(1,535)	6,354		5,006
Income from continuing operations	46,719	48,343	(7,991)		87,071
Income / (loss) from discontinued operations	(3,820)	33,713	-		29,893
Net income	42,899	82,056	(7,991)		116,964
Add/Less: Net loss/(income) attributable to non-controlling interests	1,058	(11,728)	1,593	g	(9,077)
Add/Less: Net loss/(income) attributable to redeemable noncontrolling interests	110	-	-		110
Net income attributable to W. P. Carey Members	44,067	70,328	(6,398)		107,997

Basic earnings per share:
Income from continuing operations attributable to W. P. Carey Members	1.19	0.28			1.14
Diluted earnings per share
Income from continuing operations attributable to W. P. Carey Members	1.17	0.28			1.13

(a)	Represents WPC LLC’s income statement for the six months ended June 30, 2012 on a historical basis.
(b)	Represents CPA®:15’s income statement for the six months ended June 30, 2012 on a historical basis.
(c)	To eliminate inter-company activity between WPC LLC and CPA®:15, specifically asset management revenues and the offsetting property expenses, as well as reimbursed costs.
(d)	To record Hologic, formerly recorded as an equity investment by each Merger party, as a consolidated entity.
(e)	To reverse $6.1 million of merger costs.
(f)	To eliminate WPC LLC’s equity investments in CPA®:15 and properties previously consolidated by CPA®:15.
(g)	To reverse the income recorded in noncontrolling interest on CPA®:15’s books related to the four joint ventures that are now consolidated.

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W. P. CAREY & CO. LLC (a)

Reconciliation of Net Income to Funds from Operations – as Adjusted (AFFO) (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended					Six Months Ended June 30,
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	2012	2011
Investment Management
Net Income from investment management attributable to W. P. Carey members(b)	$2,153	$2,360	$3,705	$9,134	$28,601	$4,513	$39,963

FFO - as defined by NAREIT(c)	2,153	2,360	3,705	9,134	28,601	4,513	39,963

Adjustments:
Amortization and other non-cash charges	(3,944)	7,561	3,297	4,953	17,583	3,617	25,056
Realized gains on foreign currency, derivatives and other	(23)	-	-	-	-	(23)	-
Amortization of deferred financing costs	286	283	-	-	-	570	-
Merger expenses	1,257	837	-	-	-	2,094	-
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO:
AFFO adjustments to equity earnings from equity investments	-	-	-	-	-	-	-

Total adjustments	(2,424)	8,681	3,297	4,953	17,583	6,258	25,056

AFFO - Investment Management	$(271)	$11,041	$7,002	$14,087	$46,184	$10,771	$65,019

Real Estate Ownership

Net Income from real estate ownership attributable to W. P. Carey members(b)	$29,624	$9,930	$5,386	$16,068	$52,842	$39,554	$64,823
Adjustments:
Depreciation and amortization of real property	5,673	6,147	8,415	6,194	6,240	11,820	10,715
Impairment charges	1,003	5,724	5,498	4,934	41	6,728	41
(Gain) loss on sale of real estate, net	(1,686)	181	3,655	396	121	(1,505)	(660)
Proportionate share of adjustments to equity in net income of partially-owned entities to arrive at FFO:
Depreciation and amortization of real property	730	898	1,208	1,173	1,328	1,628	2,876
Impairment charges(c)	-	-	-	-	-	-	1,090
(Gain) loss on sale of real estate, net	(15,557)	142	-	-	34	(15,415)	34
Proportionate share of adjustments for noncontrolling interests to arrive at FFO	(434)	(434)	(508)	(1,157)	(123)	(868)	(319)

Total adjustments	(10,271)	12,658	18,268	11,540	7,641	2,388	13,777

FFO - as defined by NAREIT(c)	19,353	22,588	23,654	27,608	60,483	41,942	78,600

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Adjustments:
Gain on change in control of interests (d)	-	-	-	-	(27,859)	-	(27,859)
Gain on deconsolidation of a subsidiary	-	-	-	(1,008)	-	-	-
Other (gains) losses, net	-	-	(1,118)	135	-	-	-
Other depreciation, amortization and non-cash charges	(88)	(669)	853	168	(2,167)	(757)	(2,802)
Realized losses on foreign currency, derivatives and other	542	-	-	-	-	542	-
Amortization of deferred financing costs	402	464	-	-	-	866	-
Straight-line and other rent adjustments	(883)	(1,115)	(1,804)	(1,014)	(1,020)	(1,998)	(1,437)
Above-market rent intangible lease amortization, net	111	-	-	-	-	111	-
Merger expenses	1,359	1,266	-	-	-	2,625	-
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at AFFO:
Straight-line and other rent adjustments	(363)	(413)	(414)	(463)	(142)	(776)	(764)
Below-market rent intangible lease amortization, net	(3)	-	-	-	-	(3)	-
AFFO adjustments to equity earnings from equity investments	7,687	6,926	6,982	1,978	(2,508)	14,613	1,270
Proportionate share of adjustments for noncontrolling interests to arrive at AFFO	(25)	(19)	54	59	73	(44)	159

Total adjustments	8,739	6,440	4,553	(145)	(33,623)	15,179	(31,433)

AFFO - Real Estate Ownership	$28,092	$29,028	$28,207	$27,463	$26,860	$57,121	$47,167

Total Company
FFO - as defined by NAREIT	$21,506	$24,948	$27,359	$36,742	$89,084	$46,455	$118,563

FFO - as defined by NAREIT (diluted)	$0.53	$0.62	$0.68	$0.91	$2.21	$1.14	$2.95

AFFO	$27,821	$40,069	$35,209	$41,550	$73,044	$67,892	$112,186

AFFO per share (diluted)	$0.68	$0.99	$0.88	$1.03	$1.82	$1.66	$2.79

Diluted weighted average shares outstanding	40,757,055	40,487,652	40,152,444	40,404,520	40,243,548	40,828,646	40,192,418

(a)	Represents financial information of WPC LLC as filed on August 7, 2012 in its Form 8-K disclosing Supplemental Unaudited Operating and Financial Data for the six months ended June 30, 2012.
(b)

Effective April 1, 2012, we include cash distributions and deferred revenue received and earned from the operating partnerships of CPA®:16 – Global, CPA®:17 – Global and CWI in our Real Estate Ownership segment. Results of operations for the prior year periods have been reclassified to conform to the current period presentation. Additionally, during the third quarter of 2011, CPA®:16 – Global finalized its assessment of the fair values of the assets acquired and liabilities assumed in connection with the CPA®:14/16 merger and made certain adjustments during that quarter. Our proportionate share of the adjustments before income taxes was approximately $2.6 million. In accordance with current accounting guidance, we have retrospectively adjusted our results of operations in our Real Estate Ownership segment for the three and six months ended June 30, 2011 to include such adjustments.

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(c)	The SEC Staff has recently advised that they take no position on the inclusion or exclusion of impairment write-downs in arriving at FFO. Since 2003, the National Association of Real Estate Investment Trusts (“NAREIT”) has taken the position that the exclusion of impairment charges is consistent with its definition of FFO. Accordingly, we have revised our computation of FFO to exclude impairment charges, if any, in arriving at FFO for all periods presented.
(d)

Represents gain recognized on purchase of the remaining interests in two investments from CPA®:14, which we had previously accounted for under the equity method. In connection with purchasing these properties, we recognized a net gain of $27.9 million during the three and six months ended June 30, 2011 to adjust the carrying value of our existing interests in these investments to their estimated fair values.

Non-GAAP Financial Disclosure – AFFO

FFO is a non-GAAP measure defined by NAREIT. NAREIT defines FFO as net income or loss (as computed in accordance with GAAP) excluding: depreciation and amortization expense from real estate assets, impairment charges on real estate, gains or losses from sales of depreciated real estate assets and extraordinary items; however, FFO related to assets held for sale, sold or otherwise transferred and included in the results of discontinued operations are included. These adjustments also incorporate the pro rata share of unconsolidated subsidiaries. FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers. Although NAREIT has published this definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of intangibles, deferred income tax benefits and expenses, straight-line rents, stock compensation, gains or losses from extinguishment of debt and deconsolidation of subsidiaries and unrealized foreign currency exchange gains and losses. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows, and we therefore use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies, and determine executive compensation. We believe that AFFO is a useful supplemental measure for investors to consider because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations.

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W. P. CAREY & CO. LLC

W. P. Carey Inc. Consolidated Reconciliation of Net Income to Funds from Operations – as Adjusted (AFFO) (Unaudited)

(in thousands, except share and per share amounts)

WPC INC Shares		30-Jun-12
WPC LLC 2012 Weighted Avg. Standalone Shares (per 10-Q)(a)		40,828,646
CPA®:15 2012 Weighted Avg. Standalone Shares (per 10-Q)(b)		131,657,978
Exchange Ratio		0.2326x
Shares Issued		28,192,415
WPC INC Shares Outstanding		69,021,061

		YTD Jun-12 $ Amount	$ / Share Impact	Cumulative Acc / (Dil)	YTD Jun-12 AFFO / Share	Annualized AFFO / Share
Combined AFFO Calculation
WPC LLC AFFO(c)		67,892	1.66		1.66	3.33

Primary Accretion / (Dilution) Drivers
1. Dilutive Impact of New Share Issuance		-	(0.68)	(0.68)	0.98	1.97
2. CPA®:15 Contribution to WPC INC AFFO(d)		57,367	0.83	0.15	1.81	3.63
3. (+) Provision for income taxes(e)	Tax Savings from foregone Asset Mgmt Revenues	6,354	0.09	0.24	1.91	3.81
4. (+) Deferred taxes(e)	Lost taxes deferred on CPA®:15 mgmt fees paid in shares	2,200	0.03	0.28	1.94	3.88
5. (+) Distributions from Equity Investments in CPA® REITS (f)	Foregone AFFO proceeds from WPC LLC’s CPA®:15 investment	(4,540)	(0.07)	0.21	1.87	3.75
Adjustments for Primary Accretion / (Dilution) Drivers		61,381	0.21	0.21	1.87	3.75

Acquisition Debt Interest Expense Impact
6. (-) Interest expense(g)	Acquisition Debt Interest Expense	(944)	(0.01)	0.20	1.86	3.72
Adjustments for Acquisition Debt Interest Expense Impact		(944)	(0.01)	0.20	1.86	3.72

Elimination of Asset Management Fees
7. (-) Asset Management Revenue(h)	WPC LLC Fee Revenues no longer received from CPA®:15	(12,419)	(0.18)	0.02	1.68	3.36
8. (+) Property expenses(h)	CPA®:15 Mgmt Fee Expense no longer paid to WPC LLC	12,419	0.18	0.20	1.86	3.72
Adjustments for Elimination of Management Fees		-	-	0.20	1.86	3.72
WPC INC Consolidated AFFO		128,329	1.86	0.20	1.86	3.72

(a)	Per WPC LLC’s Form 10-Q for the period ended June 30, 2012.
(b)	Per CPA®:15’s Form 10-Q for the period ended June 30, 2012.
(c)	See Pages 9 and 10 for a reconciliation of WPC LLC’s Net Income for the six months ended June 30, 2012 to AFFO, as included in its Form 8-K disclosing Supplemental Unaudited Operating and Financial Data for the period ended June 30, 2012 as filed with the SEC on August 7, 2012.

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(d)

CPA®:15’s contribution to WPC Inc’s AFFO represents MFFO of $57.5 million as filed in CPA®:15’s Form 10-Q for the period ended June 30, 2012, adjusted by $0.2 million related to acquisition expenses and accretion of discounts and amortization of premiums on debt investments. See Appendix A for a reconciliation of CPA®:15’s Net Income Attributable to CPA®:15 Stockholders for the six months ended June 30, 2012 to MFFO, as disclosed in its Form 10-Q for the period ended June 30, 2012.

(e)

As a result of the proposed Merger of CPA®:15 and WPC LLC, asset management and other taxable revenues have been eliminated. The adjustments of $6.4 million and $2.2 million for the six months ended June 30, 2012 reflect tax benefits related to the elimination of these transactions.

(f)	Reflects adjustment to eliminate the impact on AFFO of distributions from WPC LLC’s equity investment in CPA®:15 pursuant to the merger.
(g)	Reflects an increase in interest expense of $0.9 million for the six months ended June 30, 2012 from the $175 million new line of credit and expected repayment of $113 million of the pre-existing line of credit. In the event that WPC LLC does not draw down on the term loan, it will draw on its existing line of credit to pay the cash component of the merger consideration. The interest rate under the existing line of credit is not materially different than the interest rate under the contemplated term loan.
(h)	Reflects adjustments to eliminate WPC LLC’s ownership of 7.9% in CPA®:15.

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W. P. CAREY & CO. LLC (a)

Reconciliation of Net Income to EBITDA (Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended					Six Months Ended June 30,
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011	2012	2011
Investment Management
Net income from investment management attributable to W. P. Carey members(b)	$2,153	$2,360	$3,705	$9,134	$28,601	$4,513	$39,963
Adjustments:
(Benefit from) provision for income taxes	(2,644)	622	(3,540)	5,075	26,056	(2,022)	33,436
Depreciation and amortization	942	938	976	819	867	1,880	1,669

EBITDA — investment management	$451	$3,920	$1,141	$15,028	$55,524	$4,371	$75,068

EBITDA per share (diluted)	$0.01	$0.10	$0.03	$0.37	$1.38	$0.11	$1.87

Real Estate Ownership
Net income from real estate ownership attributable to W. P. Carey members(b)	$29,624	$9,930	$5,386	$16,068	$52,842	$39,554	$64,823
Adjustments:
Interest expense	7,246	7,345	6,260	5,989	5,355	14,591	9,671
Provision for (benefit from) income taxes	762	1,073	2,227	856	(1,026)	1,835	(839)
Depreciation and amortization	5,791	5,857	8,416	6,361	5,024	11,648	8,832
Reconciling items attributable to discontinued operations	101	515	199	346	1,474	615	2,510

EBITDA — real estate ownership	$43,524	$24,720	$22,488	$29,620	$63,669	$68,243	$84,997

EBITDA per share (diluted)	$1.07	$0.61	$0.56	$0.74	$1.58	$1.67	$2.11

Total Company
EBITDA	$43,975	$28,640	$23,629	$44,648	$119,193	$72,614	$160,065

EBITDA per share (diluted)	$1.08	$0.71	$0.59	$1.11	$2.96	$1.78	$3.98

Diluted weighted average shares outstanding	40,757,055	40,487,652	40,152,444	40,404,520	40,243,548	40,828,646	40,192,418

(a)	Represents financial information of WPC LLC as filed on August 7, 2012 in its Form 8-K disclosing Supplemental Unaudited Operating and Financial Data for the six months ended June 30, 2012.
(b)

Effective April 1, 2012, we include cash distributions and deferred revenue received and earned from the operating partnerships of CPA®:16 – Global, CPA®:17 – Global and CWI in our Real Estate Ownership segment. Results of operations for the prior year periods have been reclassified to conform to the current period presentation. Additionally, during the third quarter of 2011, CPA®:16 – Global finalized its assessment of the fair values of the assets acquired and liabilities assumed in connection with the CPA®:14/16 merger and made certain adjustments during that quarter. Our proportionate share of the adjustments before income taxes was approximately $2.6 million. In accordance with current accounting guidance, we have retrospectively adjusted our results of operations in our Real Estate Ownership segment for the three and six months ended June 30, 2011 to include such adjustments.

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Non-GAAP Financial Disclosure – EBITDA

EBITDA as disclosed represents earnings before interest, taxes, depreciation and amortization. We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP, because it removes the impact of our capital structure and asset base from our operating results and because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Accordingly, EBITDA should not be considered as an alternative to net income as an indicator of our financial performance. EBITDA may not be comparable to similarly titled measures of other companies. Therefore, we use EBITDA as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

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W. P. CAREY & CO. LLC

W. P. Carey Inc. Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

(in thousands, except share and per share amounts)

$’000	YTD Jun-12 $ Amount	$ / Share Impact	Cumulative Acc / (Dil)	YTD Jun-12 EBITDA / Share	Annualized EBITDA / Share
WPC INC Adjusted EBITDA Calculation
WPC LLC EBITDA(a)	72,614	1.78		1.78	3.56

Proportionate share of adjustments for joint ventures
1. Proportionate share of adjustments from equity method investments(b)	34,496	0.84		2.62	5.25
2. Proportionate share of adjustments for non-controlling interests(b)	(1,359)	(0.03)		2.59	5.18
Adjustment for joint ventures	33,137	0.81		2.59	5.18

Management adjustments(c)
3. (+) Impairments	6,727	0.16		2.75	5.51
4. (-) Gain on sale	(1,505)	(0.04)		2.72	5.44
5. (+) Stock Compensation	9,755	0.24		2.96	5.91
6. (+) Realized and Unrealized Loss on FX and Derivatives	542	0.01		2.97	5.94
7. (+) Merger Expenses	4,719	0.12		3.09	6.17
8. (-) Proportionate share of adjustments from equity method investments(d)	(16,386)	(0.40)		2.68	5.37
Management adjustments	3,853	0.09		2.68	5.37

CPA®: 15 contribution to EBITDA
9. (+) CPA®:15 EBITDA (e)	118,664	1.72	1.72	4.40	8.81
10. Proportionate share of adjustments from equity method investments(b)	11,746	0.17	1.89	4.57	9.15
11. Proportionate share of adjustments for non-controlling interests(b)	(15,512)	(0.22)	1.66	4.35	8.70
12. (-) Management Adjustments(c)	(21,398)	(0.31)	1.35	4.04	8.08
CPA®:15 contribution to EBITDA	93,500	1.35	1.35	4.04	8.08

Consolidation Adjustments
13. Dilutive Impact of New Shares Issuance	-	(1.10)	0.26	2.94	5.89
14. (-) Elimination of LLC’s ownership in CPA®:15’s Pro rata Adjusted EBITDA(f)	(7,387)	(0.11)	0.15	2.84	5.67
Consolidated Adjustments	(7,387)	(1.20)	0.15	2.84	5.67

WPC INC Adjusted EBITDA	195,718	2.84	0.15	2.84	5.67

a)	Represents financial information of WPC LLC as filed on August 7, 2012 in its Form 8-K disclosing Supplemental Unaudited Operating and Financial Data for the six months ended June 30, 2012.
b)	Incorporates the pro rata share of depreciation, amortization, interest and tax provision adjustments for unconsolidated subsidiaries and joint ventures.
c)	Represents adjustments to EBITDA to add impairments, stock compensation, Merger expenses, and gain or losses on the sale of real estate, as well as, to add back the impact of realized and unrealized gains/losses related to foreign exchange and derivatives.

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d)	Incorporates the pro rata share of management adjustments as described above for unconsolidated subsidiaries and joint ventures.
e)	See Appendix A for a reconciliation of CPA®:15’s Net Income, as per its Form 10-Q for the six months ended June 30, 2012, to EBITDA.
f)	Reflects adjustments to eliminate WPC LLC’s ownership of 7.9% in CPA®: 15.

Non-GAAP Financial Disclosure – Adjusted EBITDA

Adjusted EBITDA as disclosed represents EBITDA as previously described, modified to include other adjustments to GAAP net income for certain non-cash charges such as impairments and stock compensation. Additionally, we exclude Merger expenses related to the proposed merger with CPA®:15, which are considered non-recurring,and gains/losses in real estate, foreign exchange and derivatives, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from Adjusted EBITDA as they are not the primary drivers in our decision making process. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short term fluctuations in net income but have no impact on cash flows.    We believe that Adjusted EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments, although it does not represent net income that is computed in accordance with GAAP because it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. Accordingly, Adjusted EBITDA should not be considered as an alternative to net income as an indicator of our financial performance. Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Therefore, we use Adjusted EBITDA as one measure of our operating performance when we formulate corporate goals and evaluate the effectiveness of our strategies.

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W. P. CAREY & CO. LLC (a)

Total Adjusted Revenue (Pro rata Basis) (Unaudited)

(in thousands, except percentages)

	Three Months Ended										Six Months Ended June 30,
	June 30, 2012		March 31, 2012		December 31, 2011		September 30, 2011		June 30, 2011		2012		2011
	Revenue	%	Revenue	%	Revenue	%	Revenue	%	Revenue	%	Revenue	%	Revenue	%
Asset management revenue	$15,636	20%	$15,602	20%	$15,530	20%	$14,840	16%	$16,619	23%	$31,238	20%	$36,439	24%
Structuring revenue (b)	3,622	5%	7,638	9%	3,930	5%	21,221	23%	5,735	8%	11,260	7%	21,680	15%

Investment management revenues	19,258	25%	23,240	29%	19,460	25%	36,061	39%	22,354	31%	42,498	27%	58,119	39%
Real estate revenues	57,205	75%	57,381	71%	59,616	75%	57,461	61%	50,078	69%	114,586	73%	90,872	61%

Total Adjusted Revenue	$76,463	100%	$80,621	100%	$79,076	100%	$93,522	100%	$72,432	100%	$157,084	100%	$148,991	100%

Reconciliation of Total Adjusted Revenue
Total revenue — as reported	$68,042		$69,387		$61,975		$78,372		$116,776		$137,429		$192,695
Less: Reimbursed costs from affiliates (c)	(20,484)		(18,737)		(15,345)		(14,707)		(17,059)		(39,221)		(34,778)
Less: Wholesaling revenue (c)	(4,080)		(3,787)		(2,876)		(2,586)		(2,922)		(7,867)		(6,202)
Less: Incentive, termination and subordinated disposition revenue (d)	-		-		-		-		(52,515)		-		(52,515)
Add: Lease revenues – discontinued operations	45		748		1,244		579		1,622		793		3,430
Add: Pro rata share of revenues from equity investments	5,738		6,412		6,601		6,689		7,129		12,150		14,980
Less: Pro rata share of revenues due to noncontrolling interests	(422)		(428)		(436)		(452)		(666)		(850)		(1,741)
Add: Pro rata share of revenues from CPA® REITs	20,161		20,052		20,646		21,147		18,094		40,213		29,334
Add: Total distributions of available cash	7,463		6,974		7,267		4,480		1,973		14,437		3,788

Total Adjusted Revenue	$76,463		$80,621		$79,076		$93,522		$72,432		$157,084		$148,991

Reconciliation of Real Estate Revenues
Lease revenues – as reported	$17,228		$17,631		$18,139		$18,609		$16,217		$34,859		$30,089
Lease revenues – discontinued operations	45		748		1,244		579		1,622		793		3,430

Total consolidated lease revenues	17,273		18,379		19,383		19,188		17,839		35,652		33,519
Add: Pro rata share of revenues from equity investments	5,738		6,412		6,601		6,689		7,129		12,150		14,980
Less: Pro rata share of revenues due to noncontrolling interests	(422)		(428)		(436)		(452)		(666)		(850)		(1,741)

Total pro rata net lease revenues	22,589		24,363		25,548		25,425		24,302		46,952		46,758

Add: Pro rata share of revenues from CPA® REITs
CPA®:14	-		-		-		-		860		-		4,484
CPA®:15	3,947		4,031		4,012		4,389		4,152		7,978		8,040
CPA®:16 – Global	15,514		15,405		16,150		16,399		12,734		30,919		16,226
CPA®:17 – Global	700		616		484		359		348		1,316		584

Total pro rata share of revenues from CPA® REITs	20,161		20,052		20,646		21,147		18,094		40,213		29,334
Add: Distributions of available cash — CPA® REITs
CPA®:16 – Global	3,598		4,281		3,658		2,499		-		7,879		-
CPA®:17 – Global	3,865		2,693		3,609		1,981		1,973		6,558		3,788

Total distributions of available cash — CPA® REITs	7,463		6,974		7,267		4,480		1,973		14,437		3,788
Add: Other real estate income (e)	6,992		5,992		6,155		6,409		5,709		12,984		10,992

Total Real Estate Revenues	$57,205		$57,381		$59,616		$57,461		$50,078		$114,586		$90,872

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(a)	Represents financial information of WPC LLC as filed on August 7, 2012 in its Form 8-K disclosing Supplemental Unaudited Operating and Financial Data for the six months ended June 30, 2012.
(b)	We earn structuring revenue on acquisitions structured on behalf of the REITS we manage and expect significant period-to-period variation in such revenue based on changes in investment volume. Investments structured on behalf of the REITS totaled approximately $98 Million, $172 million, $132 million, $498 million, and $249 million for the three months ended June 30, 2012, March 31, 2012, December 31, 2011, September 30, 2011 and June 30, 2011, respectively, and approximately $270 million and $594 million for the six months ended June 30, 2012 and June 30, 2011, respectively.
(c)

Total adjusted revenue excludes reimbursements of costs received from the affiliated REITs as they have no impact on net income. Also excluded is wholesaling revenue earned in connection with CPA®:17 – Global’s and CWI’s public offerings, which is substantially offset by underwriting costs incurred in connection with the offering.

(d)

In connection with providing a liquidity event for CPA®:14 shareholders in May 2011, we earned termination revenue of $31.2 million and subordinated disposition revenue of $21.3 million, which we received in shares of CPA®:14 and cash, respectively. These CPA®:14 shares were subsequently converted to shares of CPA®:16 – Global in connection with the CPA®:14/16 merger.

(e)	Other real estate income generally consists of revenue from Carey Storage Management LLC “Carey Storage”), a subsidiary that invests in domestic self-storage properties and Livho, Inc., a subsidiary that operates a hotel franchise. Other real estate income also includes lease termination payments and other non-rents related revenues from real estate ownership, and as a result, we expect Other real estate income to fluctuate period to period.

Note: Amounts presented for prior year periods do not reflect adjustments to prior period amounts for assets reclassified as held for sale or sold in the current period and reflected as discontinued operations.

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W. P. CAREY & CO. LLC (a)

Total Adjusted Revenue: W. P. Carey Group (Unaudited)

(in thousands, except percentages)

	Three Months Ended										Six Months Ended June 30,
	June 30, 2012		March 31, 2012		December 31, 2011		September 30, 2011		June 30, 2011		2012		2011
	Revenue	%	Revenue	%	Revenue	%	Revenue	%	Revenue	%	Revenue	%	Revenue	%
W. P. Carey Pro Rata Revenues

W. P. Carey pro rata lease revenue	$22,589	9%	$24,363	9%	$25,548	10%	$25,424	10%	$24,302	10%	$46,952	9%	$46,758	10%
W. P. Carey wholesaling revenue (b)	4,080	2%	3,787	1%	2,876	1%	2,586	1%	2,922	1%	7,867	2%	6,202	1%
Other real estate income	6,992	3%	5,992	2%	6,155	2%	6,409	3%	5,709	2%	12,984	3%	10,992	2%

CPA®:14 and the REITs Pro Rata Revenues

CPA®:14 pro rata lease revenue	-	0%	-	0%	-	0%	-	0%	11,190	5%	-	0%	47,880	10%
CPA®:14 other income	-	0%	-	0%	-	0%	-	0%	808	0%	-	0%	1,228	0%
CPA®:15 pro rata lease revenue	49,958	19%	51,030	20%	52,111	20%	57,755	23%	56,110	23%	100,988	19%	109,362	23%
CPA®:15 other income	1,361	1%	6,771	3%	2,385	1%	1,819	1%	1,665	1%	8,132	2%	3,568	1%
CPA®:16 – Global pro rata lease revenue	85,242	34%	85,588	34%	90,222	36%	92,653	37%	86,633	34%	170,830	34%	147,005	30%
CPA®:16 – Global other income	9,916	4%	11,017	4%	12,093	5%	9,705	4%	9,399	4%	20,933	4%	17,623	4%
CPA®:17 – Global pro rata lease revenue	58,321	23%	55,975	22%	53,806	22%	44,860	18%	43,467	18%	114,296	21%	82,805	17%
CPA®:17 – Global other income	12,651	5%	12,063	5%	8,779	3%	6,942	3%	3,833	2%	24,714	5%	7,430	2%
CWI hotel revenue	846	0%	-	0%	-	0%	-	0%	-	0%	846	0%	-	0%
CWI other income	(398)	0%	417	0%	546	0%	535	0%	-	0%	19	0%	-	0%

Total combined revenues	251,558		257,003		254,521		248,688		246,038		508,561		480,853
Less: Carey Financial revenues	4,079		3,788		2,876		2,587		2,922		7,867		6,202

Net real estate related revenues	$247,479		$253,215		$251,645		$246,101		$243,116		$500,694		$474,651

(a)	Represents financial information of WPC LLC as filed on August 7, 2012 in its Form 8-K disclosing Supplemental Unaudited Operating and Financial Data for the six months ended June 30, 2012.
(b)

Total adjusted revenue excludes reimbursements of costs received from the affiliated REITs as they have no impact on net income. Also excluded is wholesaling revenue earned in connection with CPA®:17 – Global’s and CWI’s public offerings, which is substantially offset by underwriting costs incurred in connection with the offering.

Non-GAAP Financial Disclosure – Total Adjusted Revenue

Total adjusted revenue is a non-GAAP financial measure that represents revenues on a GAAP basis adjusted for our pro rata share of revenues from equity investments as well as the pro rata share of revenues due to noncontrolling interests. We believe that total adjusted revenue is useful to investors and analysts as a supplemental measure of revenues from our core operations, and we use it to evaluate the stability of our underlying revenue streams. Total adjusted revenue should not be considered as an alternative to revenues computed on a GAAP basis as a measure of our profitability. Total adjusted revenue may not be comparable to similarly titled measures of other companies.

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W. P. CAREY & CO. LLC

Financial and Operational Statistics (Unaudited)

As of June 30, 2012

	For the Six Months Ended June 30, 2012

	WPC LLC	WPC INC
Debt to Total Capitalization	23.8%	38.6%
Net Debt to Total Capitalization	22.2%	33.8%
Net Debt to Enterprise Value	22.5%	35.5%
Annualized EBITDA ($’000)(a)	$219,207	$391,435
Net Debt(b) to Annualized EBITDA(a)	2.46	4.46
Total Debt / Gross Assets	39.9%	43.2%
Shares Outstanding	40,358,186	69,021,061
Stock Price at end of Period	$46.03	$46.03
Market Capitalization (Equity Capitalization) ($’000)	$1,857,687	$3,177,039
Total Capitalization ($’000) (c)	$2,437,379	$5,176,111
Enterprise Value ($’000) (d)	$2,397,579	$4,924,165
High Stock Close Price	$49.00	N/A
Low Stock Close Price	$41.65	N/A

(a)	Represents pro rata annualized EBITDA
(b)	Represents total debt less cash and cash equivalents
(c)	Represents market capitalization plus Total Debt
(d)	Represents total capitalization less cash and cash equivalents

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W. P. CAREY & CO. LLC

W. P. Carey Inc. Portfolio Debt Overview (Pro rata Basis) (Unaudited)

As of June 30, 2012

(in thousands, except percentages)

Portfolio Debt Maturity (a)

Year of Maturity		Debt Maturity(a)
2012	$	87,819
2013		96,491
2014		500,412(b)
2015		156,364
2016		58,972
2017		178,173
2018		152,907
2019		36,892
2020		70,286
2021		28,801
2022		9,366
Thereafter		39,022

Total	$	1,415,505

(a)	Represents real estate balloon payments.
(b)	Amount includes outstanding recourse debt on the unsecured line of credit

Debt Maturity Analysis (b)

Year of Maturity

(a)	Amount includes outstanding recourse debt on the unsecured line of credit.
(b)	Represents real estate balloon payments.

Fixed and Variable Rate Debt Analysis

Non-Recourse Debt	Total Outstanding Balance	Percent of Total
Fixed	$1,177,276	67%
Variable – Capped	35,312	2%
Variable – Floating	16,541	1%
Variable – Future Rate Reset	113,214	7%
Variable – Swapped	176,748	10%

	1,519,091	87%
Recourse Debt
Variable - Line of Credit	233,160	13%

Total Debt Outstanding	$1,752,251	100%

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W. P. CAREY & CO. LLC

W. P. Carey Inc. Detailed Debt Summary (Pro Rata Basis) (Unaudited)

As of June 30, 2012

(in thousands, except percentages)

Tenant/Lease Guarantor	Maturity Date	Interest Rate	Rate Type	Percent Ownership	Pro Rata USD Equivalent (a)
PETsMART, Inc.	Jul-12	6.50%	Fixed	100%	$2,597
U.T.I. of Illinois, Inc.	Jul-12	7.50%	Fixed	100%	2,641
AutoZone, Inc.	Aug-12	6.85%	Fixed	100%	39
Barnes & Noble, Inc.	Sep-12	6.49%	Variable - Swapped	100%	3,071
EADS North America Defense Test & Services	Sep-12	6.66%	Fixed	100%	8,237
Foster Wheeler Realty Services	Sep-12	6.67%	Fixed	100%	25,360
B. Dalton Bookseller, Inc.	Sep-12	7.50%	Fixed	100%	3,094
Anthony’s Manufacturing Company	Oct-12	5.11%	Fixed	100%	7,897
BE Aerospace, Inc.	Nov-12	6.11%	Fixed	100%	7,902
BE Aerospace, Inc.	Nov-12	6.11%	Fixed	100%	9,019
Faurecia Exhaust Systems	Nov-12	5.16%	Fixed	100%	2,278
The United States Playing Card Company & Alstom Power	Dec-12	5.18%	Fixed	100%	2,437
The United States Playing Card Company & Alstom Power	Dec-12	5.18%	Fixed	100%	6,746
Arch Chemicals, Inc.	Dec-12	5.98%	Fixed	100%	7,290
Meadow Brook Meat	Jan-13	6.08%	Fixed	100%	14,813
TruServ Corporation	Jan-13	5.83%	Fixed	50%	9,298
TruServ Corporation	Jan-13	5.83%	Fixed	50%	11,700
TruServ Corporation	Feb-13	5.83%	Fixed	50%	11,807
C1000 Logistiek Vastgoed B.V.	May-13	2.652%	Variable - Floating	15%	13,301
Thales SA	Jul-13	3.40%	Variable - Swapped	65%	13,056
AutoZone, Inc.	Aug-13	6.85%	Fixed	100%	522
AutoZone, Inc.	Aug-13	6.85%	Fixed	100%	60
American Pad & Paper, LLC	Oct-13	6.53%	Fixed	100%	5,247
Danka Office Imaging Company	Oct-13	6.71%	Fixed	100%	18,229
LifeTime Fitness	Jan-14	6.43%	Fixed	100%	22,392
US Airways Group, Inc.	Apr-14	4.24%	Variable - Capped	79%	13,843

U-Haul Moving Partners Inc. & Mercury Partners, LP	May-14	6.45%	Fixed	58%	88,539
Actuant	May-14	6.82%	Fixed	50%	4,943
TietoEnator Plc	Jul-14	5.16%	Fixed	60%	35,648
Northrop Grumman Systems Corporation & Overland Storage Inc.	Aug-14	6.18%	Fixed	100%	17,212
Plexus Corporation	Aug-14	7.25%	Fixed	100%	4,907
Carrefour France SAS	Dec-14	5.55%	Variable - Future Rate Reset	100%	90,329
Pohjola Non-Life Insurance Company LTD	Jan-15	4.59%	Fixed	60%	43,205
Sports Wholesale, Inc.	May-15	6.45%	Variable - Swapped	100%	4,493
Hellweg Die Profi-Baumarkte GmbH Und Co.	May-15	4.55%	Fixed	75%	63,660
Garden Ridge, L.P.	Jun-15	6.75%	Fixed	100%	5,733
Custom Food Products, LLC	Aug-15	10.00%	Fixed	100%	79
Wagon Automotive Nagold GmbH & Waldaschaff Automotive	Aug-15	6.64%	Fixed	33.33%	6,299
Lowes Home Improvement Warehouse	Sep-15	4.87%	Fixed	100%	8,402
Bouygues Telecom	Oct-15	3.07%	Fixed	95%	4,827

(a) Based upon exchange rates at June 30, 2012.

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W. P. CAREY & CO. LLC

W. P. Carey Inc. Detailed Debt Summary (Pro Rata Basis - Continued) (Unaudited)

As of June 30, 2012

(in thousands, except percentages)

Tenant/Lease Guarantor	Maturity Date	Interest Rate	Rate Type	Percent Ownership	Pro Rata USD Equivalent (a)
The American Bottling Company	Nov-15	5.13%	Fixed	100%	28,890
Tata Steel UK Limited	Nov-15	6.17%	Fixed	100%	10,338
Humco Holding Group, Inc.	Feb-16	4.75%	Fixed	100%	2,788
World Color Printing (USA) Corp.	May-16	5.30%	Fixed	100%	4,890
CheckFree Corporation	Jun-16	6.18%	Fixed	100%	28,553
Various self-storage facilities	Jul-16	6.27%	Variable - Future Rate Reset	40%	5,937
Del Monte Corporation	Aug-16	4.80%	Fixed	50%	5,535
Sprint Spectrum Realty Company, L. P.	Aug-16	4.85%	Fixed	100%	8,291
Multi-Tenant	Oct-16	5.01%	Fixed	75%	9,835
Consolidated Systems, Inc.	Nov-16	5.87%	Fixed	60%	6,658
Hellweg Die Profi-Baumärkte GmbH & Co KG	Jan-17	5.49%	Fixed	40%	130,464
Hellweg Die Profi-Baumärkte GmbH & Co KG	Jan-17	5.49%	Fixed	38%	6,881
Hellweg Die Profi-Baumarkte GmbH Und Co.	Jan-17	5.49%	Fixed	5%	864
Hellweg Die Profi-Baumarkte GmbH Und Co.	Jan-17	6.74%	Fixed	40%	(11,600)
SaarOTEC	Jan-17	5.32%	Fixed	50%	4,295
Rave Motion Pictures Baton Rouge LLC	Feb-17	5.60%	Fixed	100%	10,265
Qwest Communications, Inc.	Feb-17	4.50%	Fixed	100%	1,250
TSI Newton, LLC	May-17	5.59%	Fixed	44%	3,266
24 Hour Fitness USA, Inc.	Jun-17	5.50%	Variable - Floating	100%	3,240
Amylin Pharmaceuticals, Inc.	Jul-17	6.20%	Fixed	100%	15,536
Amylin Pharmaceuticals, Inc.	Jul-17	6.20%	Fixed	100%	19,060
OBI Group	Mar-18	5.10%	Variable - Swapped	75%	107,246
MediMedia USA, Inc.	Apr-18	5.90%	Fixed	100%	11,153
The New York Times Company	Apr-18	2.97%	Variable - Capped	18%	21,469
OBI Group	May-18	5.48%	Variable - Swapped	100%	7,958
Kerr Corporation	Oct-18	7.23%	Fixed	100%	7,032
Omnicom Group, Inc.	Oct-18	6.77%	Fixed	100%	23,933
Advanced Micro Devices	Jan-19	5.80%	Fixed	33.34%	18,542
Various self-storage facilities	Feb-19	7.03%	Variable - Future Rate Reset	40%	12,593
Orbital Sciences Corporation	Jul-19	7.75%	Fixed	100%	12,381
Universal Technical Inst. of CA, Inc.	Nov-19	6.27%	Fixed	100%	11,750
24 Hour Fitness USA, Inc.	Jan-20	6.10%	Fixed	100%	3,231
Merit Medical Systems, Inc.	Apr-20	6.50%	Fixed	100%	12,868
JPMORGAN CHASE BANK, NATIONAL ASSOC.	Jul-20	5.47%	Variable - Swapped	100%	33,924
Prefecture de Police (Paris, France)	Aug-20	4.36%	Fixed	50%	38,579
Self-Storage Facility in Pensacola, FL	Nov-20	6.25%	Variable - Future Rate Reset	100%	1,820
Federal Express Corporation	Dec-20	5.48%	Fixed	100%	52,396
Universal Technical Inst. of Penn., Inc.	Jan-21	6.15%	Fixed	100%	13,012
SymphonyIRI Group, Inc.	Feb-21	5.92%	Fixed	100%	14,651

(a) Based upon exchange rates at June 30, 2012.

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W. P. CAREY & CO. LLC

W. P. Carey Inc. Detailed Debt Summary (Pro Rata Basis - Continued) (Unaudited)

As of June 30, 2012

(in thousands, except percentages)

Tenant/Lease Guarantor	Maturity Date	Interest Rate	Rate Type	Percent Ownership	Pro Rata USD Equivalent (a)
Datalogic Scanning, Inc.	Feb-21	5.80%	Fixed	100%	4,891
PETsMART, Inc.	Sep-21	6.50%	Fixed	30%	5,922
Integracolor, Ltd.	Mar-22	4.37%	Variable - Swapped	100%	7,000
24 Hour Fitness USA, Inc.	Apr-22	6.29%	Fixed	100%	4,331
Belgium Government	May-22	6.23%	Fixed	100%	10,163
Pactiv Corporation	Mar-23	6.32%	Fixed	100%	6,626
Benchmark Electronics Manufacturing, Inc.	Apr-23	6.36%	Fixed	100%	5,263
Hologic, Inc.	May-23	6.40%	Fixed	100%	13,003
Galyan’s Trading Company	Sep-23	7.32%	Fixed	100%	10,628
Grande Communications Networks, Inc.	Sep-23	6.72%	Fixed	100%	5,493
Rexam Consumer Plastics, Inc.	Oct-23	6.30%	Fixed	100%	12,417
EDS Customer Relationship Mgmt. Inc.	Dec-23	6.20%	Fixed	100%	11,059
World Airways, Inc.	Jun-24	6.76%	Fixed	100%	4,172
Dick’s Sporting Goods	Oct-24	7.46%	Fixed	100%	3,943
Shaklee Corporation	Oct-24	5.54%	Fixed	100%	14,018
Berry Plastics Corporation	Nov-24	5.54%	Fixed	100%	15,877
Plumbmaster, Inc.	Nov-24	5.54%	Fixed	100%	4,718
Universal Technical Institute of Arizona	Dec-24	5.82%	Fixed	100%	14,104
24 Hour Fitness USA, Inc.	Jan-25	7.63%	Variable - Future Rate Reset	100%	2,535
The Talaria Company, LLC	Jun-25	6.26%	Fixed	30%	8,262
Google, Inc.	Nov-25	5.15%	Fixed	100%	24,000
Gestamp Alabama, LLC	May-26	6.25%	Fixed	100%	6,606
Oriental Trading Company, inc.	Sep-26	6.56%	Fixed	100%	23,134
Total Non-Recourse Debt					1,519,091

Unsecured Line of Credit	Dec-14	2.00%	Variable - Floating	100%	233,160
Total Debt					$ 1,752,251

(a) Based upon exchange rates at June 30, 2012.

Investing for the Long RunTM | 24

W. P. CAREY & CO. LLC (a)

CPA REITs (Unaudited)

As of June 30, 2012

(in thousands, except percentages)

	Ownership	Current Annualized Distribution(c)	Asset Management Revenue(d)	Structuring Revenue (e)	GP Distributions (f)	Performance Revenues(f)

CPA®:15(b)	7.9%	7.35%	0.5%	4.5%	N/A	0.5%
CPA®:16 - Global	18.2%	6.69%	0.5%	4.5%	10.0%	N/A
CPA®:17 - Global	1.2%	6.50%	0.5%	4.5%	10.0%	N/A
CWI	0.4%	6.00%	0.5%	2.5%	10.0%	N/A

	Square Feet	Inception Date	Total Domestic AUM	Total International AUM	Total Assets	Total Debt

CPA®:15(a)	27,000	2002	$1,593,019	$ 856,079	$2,376,864	$1,221,169
CPA®:16 - Global	48,000	2003	2,624,062	1,081,131	3,476,427	1,809,396
CPA®:17 - Global	31,000	2007	1,805,129	1,453,895	3,484,016	1,276,174
CWI	N/A	2010	109,602	0	93,162	18,931

Total	106,000		$6,131,812	$3,391,105	$9,430,469	$4,325,670

(a)	Represents historical information of WPC LLC and the REITS as of June 30, 2012.
(b)	On September 13, 2012, WPC LLC shareholders and CPA®:15 stockholders approved the Merger pursuant to which CPA®:15 will merge with and into one of WPC LLC’s newly formed subsidiaries, W. P. Carey Inc.
(c)	The current annualized distribution rate is based on quarterly distribution rate for the second quarter of 2012. For CWI, approximately 83% of its second quarter distribution was paid in cash, with the remaining 17% paid in shares of its common stock.
(d)

We generally earn base asset management revenue of 0.5% of average invested assets. For CPA®:17 – Global, we earn asset management revenue ranging from 0.5% of average market value for long-term net leases and certain other types of real estate investments up to 1.75% of the average equity value for certain types of securities. In 2012, we elected to receive all base asset management revenue from CPA®:15 in cash, while for CPA®:16 – Global, we elected to receive 50% of base asset management revenue in shares with the remaining 50% payable in cash. For CPA®:17 – Global and CWI, we elected to receive base asset management revenue in shares of their common stock.

(e)

We generally receive structuring revenue of up to an average of 4.5% of the total cost of all investments made by each CPA®: REIT. For certain types of non-long term net lease investments acquired on behalf of CPA®:17 – Global, structuring revenue may range from 0% to 1.75% of the equity invested plus the related structuring revenue. For CWI, we earn structuring revenue of 2.5% of the total investment cost of the properties acquired.

(f)

We do not earn performance revenue from CPA®:16 – Global, CPA®:17 – Global and CWI, but we receive up to 10% of distributions of available cash from their operating partnerships, which is defined as cash generated from operations, excluding capital proceeds, as reduced by operating expenses and debt service, excluding prepayments and balloon payments. In 2012, we elected to receive performance revenue from CPA®:15 in cash.

Investing for the Long RunTM | 25

W. P. CAREY & CO. LLC

W. P. Carey Inc. Joint Venture Information (Unaudited)

As of June 30, 2012

(in thousands, except percentages)

			Total JV			WPC INC Pro Rata Share of Total JV
Joint Venture or JV (Principal Tenant)	WPC INC % Interest in JV	Remaining Interest in JV	Assets	Liabilities	Equity	Assets	Liabilities	Equity
Actuant	50.05%	CPA®:16 - 49.95%	$15,532	$11,055	$4,477	$7,774	$5,533	$2,241
Advanced Micro Devices	33.34%	CPA®:16 - 67%	80,976	67,019	13,957	26,997	22,344	4,653
Builders Firstsource - Atlantic Group/Ohio Valley, Inc.	40.00%	CPA®:16 - 60%	13,560	946	12,615	5,424	378	5,046
C1000 Logistiek Vastgoed B.V.	15.00%	CPA®:17 - 85%	186,535	92,634	93,901	27,980	13,895	14,085
Consolidated Systems, Inc.	60.00%	CPA®:16 - 40%	16,571	11,384	5,187	9,943	6,830	3,112
Del Monte Corporation	50.00%	CPA®:16 - 50%	13,150	11,469	1,681	6,575	5,735	840
Eroski Sociedad Cooperativa	70.00%	CPA®:17 - 30%	29,600	106	29,494	20,720	74	20,646
Hellweg Die Profi-Baumarkte GmbH Und Co.	75.00%	CPA®:16 - 25%	173,773	91,517	82,255	130,329	68,638	61,691
Hellweg Die Profi-Baumärkte GmbH & Co	40.00%	CPA®:16 - 27%; CPA®:17 -33%	413,204	364,495	48,708	165,281	145,798	19,483
LABRADOR (PETsMART, Inc )	30.00%	CPA®:16 - 70%	26,844	19,950	6,894	8,053	5,985	2,068
Marcourt (Courtyard by Marriott)	47.35%	Third party - 53%	132,209	(158)	132,367	62,601	(75)	62,676

Markus Barth Logistik GmbH & Co. KG	66.67%	CPA®:16 - 33.33%	11,687	902	10,785	7,792	601	7,191
Multi-tenant property in Conflan St Honorine, France	65.00%	CPA®:16 - 35%	25,402	22,488	2,914	16,511	14,617	1,894
Multi-tenant property in Illkirch-Graffens, France	75.00%	Third party - 25%	21,161	14,823	6,338	15,871	11,118	4,753
Multi-tenant property in Tours, France	95.00%	Third party - 5%	11,744	8,391	3,353	11,156	7,971	3,185

NYT Real Estate Company LLC	17.75%	CPA®:16 - 27.25%; CPA®:17 -55%	246,002	63,281	182,722	43,665	11,232	32,433
OBI Group	75.00%	CPA®:16 - 25%	171,301	163,176	8,125	128,476	122,382	6,094
Pojl Landlord (Finland) LLC, Pohjola Non-Life Insurance Company LTD	60.00%	CPA®:16 - 40%	84,940	74,127	10,812	50,964	44,476	6,487
Prefecture de Police	50.00%	CPA®:16 - 50%	88,089	78,670	9,419	44,045	39,335	4,709
SaarOTEC	50.00%	CPA®:16 - 50%	5,734	9,037	(3,303)	2,867	4,519	(1,652)
Schuler AG	66.67%	CPA®:16 - 33%	64,159	4,748	59,411	42,773	3,166	39,608
TietoEnator Plc	60.00%	CPA®:16 - 40%	77,620	59,113	18,506	46,572	35,468	11,104
The Talaria Company, LLC	30.00%	CPA®:16 - 70%	50,012	28,158	21,854	15,004	8,447	6,556
Town Sports International Holdings, Inc.	44.00%	CPA®:16 - 56%	7,227	7,536	(309)	3,180	3,316	(136)
TruServ Corporation (TruValue Corporation)	50.00%	CPA®:16 - 50%	124,630	67,567	57,064	62,315	33,783	28,532

U-Haul Moving Partners Inc.	57.69%	CPA®:16-30.77%; CPA®17:11.54%	277,754	175,735	102,018	160,236	101,382	58,854
US Airway	74.58%	Third party - 25.42%	29,177	19,305	9,872	21,760	14,398	7,363
Vacant - Carlsbad, CA	50.00%	CPA®:16 - 50%	26,120	177	25,943	13,060	88	12,972
Wagon Waldaschaff Automotive	33.33%	CPA®:17 - 67%	40,942	20,375	20,567	13,646	6,791	6,855

			$2,465,655	$1,488,026	$977,627	$1,171,570	$738,225	$433,343

Investing for the Long RunTM | 26

W. P. CAREY & CO. LLC

W. P. Carey Inc. Portfolio Analysis – Diversification by Rent and Historical Occupancy

(Pro Rata Basis) (Unaudited)

As of June 30, 2012

(in thousands, except percentages)

Tenant/Lease Guarantor	Annualized Contractual Minimum Base Rent	Percent
Hellweg Die Profi-Baumarkte GmbH & Co. KG(a)	$24,813	8%
U-Haul Moving Partners, Inc. and Mercury Partners, L.P.	18,741	6%
Carrefour France, SAS (a)	15,774	5%
OBI Group(a)	12,743	4%
Universal Technical Institute	10,065	3%
Marriott International, Inc.	8,406	3%
Federal Express Corporation	7,433	3%
True Value Company	7,101	2%
Foster Wheeler AG	6,510	2%
Fiserv, Inc.	5,342	2%

Total	$116,928	38%

Weighted-Average Lease Term for Portfolio: 8.9 years

Historical Occupancy – Combined WPC and CPA ®: 15 Portfolios

(a)	Rent amounts are subject to fluctuations in foreign currency exchange rates.
(b)	Percentage of the portfolio’s total pro rata square footage that was subject to lease.

Investing for the Long RunTM | 27

W. P. CAREY & CO. LLC

W. P. Carey Inc. Owned Portfolio Analysis – Diversification by Property Type (Pro rata Basis) (Unaudited)

As of June 30, 2012

(in thousands, except percentages)

Property Type	Square Footage	Percent
Industrial	12,691	32%
Warehouse/Distribution	10,381	27%
Office	5,528	14%
Retail	4,970	13%
Self-Storage	3,406	9%
Other Properties	2,114	5%

Total (b)	39,090	100%

Property Type	Annualized Contractual Minimum Base Rent (a)	Percent
Office	$83,537	27%
Industrial	71,931	24%
Warehouse/Distribution	50,109	16%
Retail	48,348	16%
Self-Storage	18,930	6%
Other Properties	31,241	11%

Total (b)	$304,096	100%

Portfolio Diversification by Property Type

(based on square footage)

Portfolio Diversification by Property Type

(based on annualized contractual minimum base rent)

(a)	Includes hospitality and self storage where the rent provided is net operating income for these operating properties and not an annualized contractual minimum base rent.
(b)	Excludes 20 domestic self-storage properties in our Carey Storage subsidiary, totaling approximately 0.5 million square feet (on a pro rata basis).

Investing for the Long RunTM | 28

W. P. CAREY & CO. LLC

W. P. Carey Inc. Owned Portfolio Analysis – Diversification by Tenant Industry (Pro rata Basis) (Unaudited)

As of June 30, 2012

(in thousands, except percentages)

	Square Footage		Annualized Contractual Minimum Base Rent
Industry Type (a)	WPC INC	Percent	WPC INC	Percent
Retail Trade	8,574	21.9%	66,736	21.9%
Business and Commercial Services	1,565	4.0%	27,601	9.1%
Electronics	2,292	5.9%	26,502	8.7%
Healthcare, Education and Childcare	1,662	4.3%	20,269	6.7%
Chemicals, Plastics, Rubber, and Glass	3,110	8.0%	14,148	4.7%
Buildings and Real Estate	2,232	5.7%	12,370	4.1%
Media: Printing and Publishing	1,511	3.9%	11,951	3.9%
Telecommunications	922	2.4%	11,311	3.7%
Beverages, Food, and Tobacco	1,715	4.4%	10,876	3.6%
Leisure, Amusement, Entertainment	564	1.4%	10,732	3.5%
Transportation - Personal	1,367	3.5%	10,064	3.3%
Transportation - Cargo	620	1.6%	9,864	3.2%
Construction and Building	2,191	5.6%	8,830	2.9%
Automobile	2,101	5.4%	8,565	2.8%
Hotels and Gaming	650	1.7%	8,416	2.8%
Aerospace and Defense	970	2.5%	6,604	2.2%
Federal, State and Local Government	294	0.7%	6,199	2.0%
Machinery	1,012	2.6%	5,952	2.0%
Insurance	511	1.3%	5,203	1.7%
Consumer and Durable Goods	1,040	2.6%	5,119	1.7%
Forest Products and Paper	1,236	3.1%	3,970	1.3%
Banking	384	1.0%	3,939	1.3%
Grocery	553	1.4%	3,811	1.2%
Mining, Metals, and Primary Metal Industries	552	1.4%	2,444	0.8%
Other (b)	1,462	3.7%	2,620	0.9%

Total (c)	39,090	100.0%	304,096	100.0%

(a)	Based on the Moody’s Classification System and information provided by the tenant.
(b)	Includes rent from tenants in the following industries: consumer non-durable goods; textiles, leather and apparel; and multi-tenant properties.
(c)	Excludes 20 domestic self-storage properties in our Carey Storage subsidiary, totaling approximately 0.5 million square feet (on a pro rata basis).

WPC INC Portfolio Revenues – Contractual Increases(a)

(based on annualized contractual minimum base rent)

(a)	Pro rata rents and exchange rate as of June 30, 2012.

Investing for the Long RunTM | 29

W. P. CAREY & CO. LLC

W. P. Carey Inc. Owned Portfolio Analysis – Diversification by Geography (Pro rata basis) (Unaudited)

As of June 30, 2012

(in thousands, except percentages)

Region	Square Footage	Percent
U.S.
South	11,192	29%
West	6,735	17%
Midwest	5,759	15%
East	5,587	14%

U.S. Total	29,273	75%

International
Germany	3,452	9%
France	3,452	9%
Poland	1,399	3%
Other	1,514	4%

International Total	9,817	25%

Total (a)	39,090	100%

Region	Annualized Contractual Minimum Base Rent (b)	Percent
U.S.
South	$73,115	24%
West	64,104	21%
East	46,394	15%
Midwest	34,954	12%

U.S. Total	218,567	72%

International
Germany	32,319	11%
France	23,617	8%
Poland	12,743	4%
Other(a)	16,850	5%

International Total	85,529	28%

Total(b)	$304,096	100%

Portfolio Diversification by Geography

(based on square footage)

Portfolio Diversification by Geography

(based on annualized contractual minimum base rent)

(a)	Includes assets in Belgium, Finland, the Netherlands, Spain, and the United Kingdom.
(b)	Excludes 20 domestic self-storage properties in our Carey Storage subsidiary, totaling approximately 0.5 million square feet (on a pro rata basis).

Investing for the Long RunTM | 30

W. P. CAREY & CO. LLC

W. P. Carey Inc. Owned Portfolio Analysis – Lease Maturities (Pro rata Basis) (Unaudited)

As of June 30, 2012

(in thousands, except percentages)

Year of Lease Expiration (a)	Square Footage	Percent	Annualized Contractual Minimum Base Rent (b)	Percent

2012 (c)	118	0%	$1,184	0%
2013	624	2%	7,969	3%
2014	2,324	6%	19,841	7%
2015	3,821	10%	27,410	9%
2016	2,148	5%	17,826	6%
2017	2,403	6%	12,081	4%
2018	2,566	7%	22,307	7%
2019	1,572	4%	24,479	8%
2020	2,093	5%	12,334	4%
2021	1,254	3%	8,422	3%
2022	3,683	9%	26,929	9%
2023	3,850	10%	28,817	10%
2024	6,116	16%	45,353	15%
2025	461	1%	3,728	1%
2026	646	2%	3,217	1%
2027	1,369	4%	9,079	3%
2030	2,959	8%	31,775	10%
2033	156	0%	1,345	0%
Vacant	927	2%	N/A	N/A

Total (d)	39,090	100%	$304,096	100%

Owned Portfolio Analysis – Lease Maturities

(Based on Annualized Contractual Minimum Base Rent)

Year of Lease Expiration

(a)	Assumes tenant does not exercise renewal option.
(b)	Includes hospitality and self storage where the rent provided is net operating income for these operating properties and not an annualized contractual minimum base rent.
(c)	Month-to-month properties are counted in 2012 revenue stream.
(d)	Excludes 20 domestic self-storage properties in our Carey Storage subsidiary, totaling approximately 0.5 million square feet (on a pro rata basis).

Investing for the Long RunTM | 31

W. P. CAREY & CO. LLC (a)

Investment Activity (Unaudited)

For the Six Months Ended June 30, 2012

(in thousands, except square footage)

Investment Activity

Acquisitions - REITs (b)

Portfolio(s)	Tenant/Lease Guarantor	Property Location(s)	Purchase Price (c)	Closing Date	Property Type	Gross Square Footage
CPA®:17 – Global	Blue Cross and Blue Shield of Minnesota, Inc.	Aurora, Eagan & Virginia, MN	$169,011	January-12	Office	1,131,469
CPA®:17 – Global	Sabre Communications Corporation and Cellxion, LLC	Alvarado, TX	4,964	March-12 & June-12	Industrial	44,250
CPA®:17 – Global	Nippon Sheet Glass Co., Ltd. (d) (e)	Tarnobrzeg, Poland	26,579	April-12	Warehouse/Distribution	BTS
CPA®:17 – Global	Sabre Communications Corporation and Cellxion, LLC (d)	Sioux City, IA	17,801	June-12	Industrial	BTS

Total Acquisitions - Leased Properties			218,355			1,175,719

Portfolio(s)	Property Type	Property Location(s)	Purchase Price (c)	Closing Date
CWI	Hospitality	Braintree, MA	12,500	May-12
CWI	Hospitality	New Orleans, LA	14,947	June-12
CPA®:17 – Global	Self-Storage Facilities	Various locations in Alabama, Louisiana, & Mississippi	16,800	June-12

Total Acquisitions - Hospitality/Self-Storage Properties			44,247

Portfolio(s)	Security Type	Company	Purchase Price (c)	Closing Date
CPA®:17 – Global	Equity Securities	Lineage Logistics Holdings LLC	7,070	June-12

Total Acquisitions - Equity Securities			7,070

Total Acquisitions			$269,672

(a)	Represents operational data for WPC LLC as filed on August 7, 2012 in its Form 8-K disclosing Supplemental Unaudited Operating and Financial Data for the six months ended June 30, 2012.
(b)	There were no acquisitions in our owned portfolio during the period presented.
(c)	Includes capitalized transaction costs, where applicable.
(d)	Acquisition includes a build-to-suit (“BTS”) transaction. Gross square footage cannot be determined at this time.
(e)	Acquisition price reflects applicable foreign exchange rate.

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W. P. CAREY & CO. LLC (a)

Investment Activity (Unaudited)

For the Six Months Ended June 30, 2012

(in thousands, except square footage)

Disposition Activity

Dispositions - CPA® REITs
Portfolio(s)	Tenant/Lease Guarantor	Property Location(s)	Gross Sale Price	Disposition Date	Property Type	Gross Square Footage
CPA®:16 – Global	Sovereign Bank	Bourne, Sandwich, & Wareham, MA	$3,173	January-12	Retail	19,693
CPA®:15 (54%)	Médica – France, S.A. (b)	Chatou, France	146	January-12	Land	10,200
CPA®:16 – Global	American Tire Distributors	Charlotte, NC	1,500	February-12	Warehouse/Distribution	120,200
CPA®:17 – Global	Dolgencorp, LLC	Choudrant, Gardner, Mangham, Mount Hermon & Richwood, LA; Vass, NC; & Chesterfield, Hopewell, & Hot Springs, VA	12,922	February-12 & March-12	Retail	99,363
CPA®:15 (67%), CPA®:16 – Global (33%)	Lindenmaier AG (b)	Laupheim, Germany	3,961	February-12	Industrial	67,358
CPA®:15	Vacant	Virginia Beach, VA	18,200	February-12	Warehouse/Distribution	774,473
CPA®:16 – Global	McLane Foodservice, Inc.	Manassas, VA	7,500	March-12	Warehouse/Distribution	100,337
CPA®:15	Vacant (a)	Little Germany, United Kingdom	3,387	April-12	Office	41,432
CPA®:15 (54%)	Médica – France, S.A. (b)	Chatou, Paris, Poissy, Rosny sous Bois, Rueil Malmaison, & Sarcelles, France	52,787	April-12	Nursing Home	182,594
CPA®:16 – Global	Rome Die Casting, LLC	Rome, GA	450	April-12	Industrial	117,500
CPA®:16 – Global	PolyPipe, Inc.	Fernley, NV	2,700	May-12	Industrial	31,648
CPA®:16 – Global	Hydro Systems Company	Milford, OH	4,127	June-12	Industrial	437,000
CPA®:15	Shaklee Corporation	Pleasanton, CA	11,100	June-12	Land	N/A

Total REIT Dispositions			121,953			2,001,798

Dispositions - Owned Portfolio
WPC LLC (46%)	Médica – France, S.A. (b)	Chatou, France	124	January-12	Land	8,619
WPC LLC	Cleo, Inc.	Memphis, TN	2,600	March-12	Warehouse/Distribution	1,006,170
WPC LLC	L-3 Communications Titan Corp.	San Diego, CA	13,685	April-12	Office	166,403
WPC LLC (46%)	Médica – France, S.A. (b)	Chatou, Paris, Poissy, Rosny sous Bois, Rueil Malmaison, & Sarcelles, France	40,854	April-12	Nursing Home	154,295
WPC LLC	Vacant	Brewton, AL	75	May-12	Retail	30,625
WPC LLC	Vacant	Charlotte, NC	9,625	June-12	Industrial	437,000

Total Owned Portfolio Dispositions			66,963			1,803,112

Total Dispositions			$188,916			3,804,910

(a)	Represents operational data for WPC LLC as filed on August 7, 2012 in its Form 8-K disclosing Supplemental Unaudited Operating and Financial Data for the six months ended June 30, 2012.
(b)	Disposition price reflects applicable foreign exchange rate.

Investing for the Long RunTM | 33

APPENDIX A

CPA® :15

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

(in thousands)

Pro Rata Adjusted EBITDA Calculation	Six Months Ended June 30 2012
Net income attributable to CPA®:15 - Global shareholders(a)	$54,458
Adjustments:
Depreciation and amortization	25,054
Interest expenses	37,093
Taxes	2,059

CPA®:15 EBITDA	118,664
Proportionate share of adjustments from equity method investments(b)	11,746
Proportionate share of adjustments for non-controlling interests(b)	(15,512)

Pro Rata EBITDA	114,898

Management adjustments:(c)
Gain on sale	(39,156)
Gain/ Loss on extinguishment of debt	(474)
Merger Expenses	1,339
Realized and unrealized loss on foreign currency (net)	1,897
Realized and unrealized gain on derivatives (net)	(67)
Proportionate share of adjustments from equity method investments(d)	(10)
Proportionate share of adjustments for non-controlling interests(d)	15,073

Total Adjustments	(21,398)

Pro Rata Adjusted EBITDA	$93,500

a)	Per CPA®:15’s Form 10-Q for the period ended June 30, 2012.
b)	Incorporates the pro rata share of depreciation, amortization, interest and tax provision adjustments for unconsolidated subsidiaries and joint ventures.
c)	Represents adjustments to EBITDA to add impairments, stock compensation, merger expenses, gains or losses on the sale of real estate, and gain/loss on extinguishment of debt, as well as to addback the impact of realized and unrealized gains/losses related to foreign exchange and derivatives.
d)	Incorporates the pro rata share of management adjustments for unconsolidated subsidiaries and joint ventures.

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